Exhibit 4.2

CUSIP NO. 579780AF4

REGISTERED

PRINCIPAL AMOUNT U.S.$250,000,000

No. 1

McCORMICK & COMPANY, INCORPORATED

U.S.$250,000,000 5.75% NOTES DUE 2017

                If the registered owner of this Security (as indicated below) is The Depository Trust Company (the “Depository”) or a nominee of the Depository, this Security is a Global Security and the following two legends apply:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR.

IF APPLICABLE, THE “TOTAL AMOUNT OF OID”, “YIELD TO MATURITY” AND “INITIAL ACCRUAL PERIOD OID” (COMPUTED UNDER THE APPROXIMATE METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT (“OID”) RULES.

ISSUE PRICE: $249,900,000	OPTION TO ELECT REPAYMENT:
☐ YES ☒ NO

ORIGINAL ISSUE DATE: December 7, 2007	OPTIONAL REPAYMENT DATES:

STATED MATURITY DATE: December 15, 2017	MINIMUM DENOMINATION:
☐ $1,000 ☒ Other: $2,000

SPECIFIED CURRENCY: United States Dollars: ☒ YES ☐ NO	ADDITIONAL AMOUNTS: DEFEASANCE: ☒ YES ☐ NO

Foreign Currency:	COVENANT DEFEASANCE:
☒ YES ☐ NO

EXCHANGE RATE AGENT:	TOTAL AMOUNT OF OID:

OPTION TO RECEIVE PAYMENTS IN SPECIFIED CURRENCY OTHER THAN U.S. DOLLARS:☐ YES ☒ NO	YIELD TO MATURITY: 5.755%

INITIAL ACCRUAL PERIOD OID:

INTEREST RATE: 5.75%	SINKING FUND:

PRINCIPAL FINANCIAL CENTER:

INTEREST PAYMENT DATES IF OTHER THAN APRIL 15 AND OCTOBER 15: June 15 and December 15

REGULAR RECORD DATES IF OTHER THAN APRIL 1 AND OCTOBER 1: June 1 and December 1

OPTIONAL REDEMPTION: ☒ YES ☐ NO

INITIAL REDEMPTION DATE:

INITIAL REDEMPTION PERCENTAGE:

ANNUAL REDEMPTION PERCENTAGE REDUCTION:

OTHER/DIFFERENT PROVISIONS:

                McCORMICK & COMPANY, INCORPORATED, a Maryland corporation (herein referred to as the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $250,000,000 on the Stated Maturity Date shown above (except to the extent redeemed or repaid prior to the Stated Maturity Date) and to pay interest, if any, thereon at the Interest Rate shown above from the Original Issue Date shown above or from the most recent Interest Payment Date to which interest, if any, has been paid or duly provided for, semiannually on June 15 and December 15 of each year (unless other Interest Payment Dates are shown on the face hereof) (each, an “Interest Payment Date”) until the principal hereof is paid or made available for payment and on the Stated Maturity Date, any Redemption Date or Repayment Date (such terms are together hereinafter referred to as the “Maturity Date” with respect to the principal repayable on such date); provided, however, that any payment of principal (or premium, if any) or interest, if any, to be made on any Interest Payment Date or on the Maturity Date that is not a Business Day (as defined below) shall be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or the Maturity Date, as the case may be, and no additional interest, if any, shall accrue on the amount so payable as a result of such delayed payment. For purposes of this Security, unless otherwise specified on the face hereof, “Business Day” means any day that is not a Saturday or Sunday and that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, if the Specified Currency shown above is a foreign currency, such day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (or, if the Specified Currency is the euro, such day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open). “Principal Financial Center” means the capital city of the country issuing the Specified Currency except that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, South African rand and Swiss francs, the “Principal Financial Center” shall be The City of New York, Sydney and (solely in the case of the Specified Currency) Melbourne, Toronto, Frankfurt, Amsterdam, Johannesburg and Zurich, respectively.

                Any interest hereon will accrue from, and including, the immediately preceding Interest Payment Date in respect of which interest, if any, has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for) to, but excluding, the succeeding Interest Payment Date or the Maturity Date, as the case may be. The interest, if any, so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture and subject to certain exceptions described herein (referred to on the reverse hereof), be paid to the person (the “Holder”) in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (unless other Regular Record Dates are specified on the face hereof) (each, a “Regular Record Date”); provided, however, that, if this Security was issued between a Regular Record Date and the initial Interest Payment Date relating to such Regular Record Date, interest, if any, for the period beginning on the Original Issue Date and ending on such initial Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the Holder hereof on such next succeeding Regular Record Date; and provided further that interest, if any, payable on the Maturity Date will be payable to the person to whom the principal hereof shall be payable. Any such interest not so punctually paid or duly provided for on any Interest Payment Date other than the Maturity Date (“Defaulted Interest”) will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Trustee (referred to on the reverse hereof), notice whereof shall be given to the Holder of this Security not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

                Unless otherwise specified above, all payments in respect of this Security will be made in U.S. dollars regardless of the Specified Currency shown above unless the Holder hereof makes the election described below. If the Specified Currency shown above is other than U.S. dollars, the Exchange Rate Agent (referred to on the reverse hereof) will arrange to convert any such amounts so payable in respect hereof into U.S. dollars in the manner described on the reverse hereof; provided, however, that the Holder hereof may, if so indicated above, elect to receive all or any specified portion of any payment of principal, premium, if any, and/or interest, if any, in respect of this Security in such Specified Currency by delivery of a written request to the corporate trust office of the Trustee in The City of New York, currently the office of the Trustee located at The Bank of New York, 101 Barclay Street, Floor 8W, New York, New York 10286, or at such other office in The City of New York, as the Company may determine, on or prior to the applicable Regular Record Date or at least fifteen days prior to the Maturity Date, as the case may be. Such request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. The Holder hereof may elect to receive payment in such Specified Currency for all principal, premium, if any, and interest payments, if any, and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Regular Record Date or at least fifteen days prior to the Maturity Date, as the case may be.

                Notwithstanding the foregoing, if the Company determines that the Specified Currency is not available for making payments in respect hereof due to the imposition of exchange controls or other circumstances beyond the Company’s control, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then the Holder hereof may not so elect to receive payments in the Specified Currency and any such outstanding election shall be automatically suspended, until the Company determines that the Specified Currency is again available for making such payments. Any payment made under such circumstances in U.S. dollars where the required payment is in a Specified Currency will not constitute a default under the Indenture.

                In the event of an official redenomination of the Specified Currency, the obligations of the Company with respect to payments on this Security, in all cases, shall be deemed immediately following such redenomination to provide for payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. In no event shall any adjustment be made to any amount payable hereunder as a result of any change in the value of the Specified Currency shown above relative to any other currency due solely to fluctuations in exchange rates.

                Until this Security is paid in full or payment therefor in full is duly provided for, the Company will at all times maintain a Paying Agent (which Paying Agent may be the Trustee) in The City of New York, currently the office of the Trustee located at The Bank of New York, 101 Barclay Street, Floor 8W, New York, New York 10286, or at such other office in The City of New York, as the Company may determine (which, unless otherwise specified above, shall be the “Place of Payment”). The Company has initially appointed The Bank of New York, at its office in The City of New York, currently the office of the Trustee located at The Bank of New York, 101 Barclay Street, Floor 8W, New York, New York 10286, or at such other office in The City of New York, as the Company may determine as Paying Agent.

                Unless otherwise shown above, payment of interest on this Security (other than on the Maturity Date) will be made by check mailed to the registered address of the Holder hereof as of the Regular Record Date; provided, however, that, if (i) the Specified Currency is U.S. dollars and this is a Global Security (as defined on the reverse hereof) or (ii) the Specified Currency is a Foreign Currency, and the Holder has elected to receive payments in such Specified Currency as provided for above, such interest payments will be made by transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Trustee on or prior to the applicable Regular Record Date. Simultaneously with any election by the Holder hereof to receive payments in respect hereof in the Specified Currency (if other than U.S. dollars), such Holder may provide appropriate wire transfer instructions to the Trustee, and all such payments will be made in immediately available funds to an account maintained by the payee with a bank, but only if such bank has appropriate facilities therefor. Unless otherwise specified above, the principal hereof (and premium, if any) and interest, if any, hereon payable on the Maturity Date will be paid in immediately available funds upon surrender of this Security at the office of the Trustee maintained for that purpose in The City of New York, currently the office of the Trustee located at The Bank of New York, 101 Barclay Street, Floor 8W, New York, New York 10286, or at such other office in The City of New York, as the Company may determine. The Company will pay any administrative costs imposed by banks in making payments in immediately available funds but, except as otherwise provided under Additional Amounts above, any tax, assessment or governmental charge imposed upon payments will be borne by the Holders of the Securities in respect of which such payments are made.

                Interest on this Security, if any, will be computed on the basis of a 360-day year of twelve 30-day months.

                REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

                Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its facsimile corporate seal.

McCORMICK & COMPANY, INCORPORATED

By:
		Name:	Paul C. Beard
		Title:	Vice President Finance and Treasurer

By:
		Name:	Gordon M. Stetz, Jr.
		Title:	Executive Vice President and Chief Financial Officer

[CORPORATE SEAL]

Attest:
	Name:	W. Geoffrey Carpenter
	Title:	Associate General Counsel and
Assistant Secretary

Dated:	December 7, 2007

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture

The Bank of New York, as Trustee

By:
Authorized Signatory

Dated:  December 7, 2007

McCORMICK & COMPANY, INCORPORATED

U.S. $250,000,000 5.75% NOTE DUE 2017

                Section 1.  General.  This Security is one of a duly authorized issue of securities (herein called the “Securities”) of the Company, issued and to be issued in one or more series under that certain Indenture, dated as of December 7, 2007, as it may be supplemented from time to time (herein called the “Indenture”), between the Company and The Bank of New York, Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture with respect to a series of which this Security is a part), to which Indenture and all indentures supplemental thereto, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

                Section 2.  Payments.  If the Specified Currency is other than U.S. dollars and the Holder hereof fails to elect payment in such Specified Currency in accordance with the procedures set forth on the face hereof, the amount of U.S. dollar payments to be made in respect hereof will be determined by the Exchange Rate Agent specified on the face hereof or a successor thereto (the “Exchange Rate Agent”) based on the highest bid quotation in The City of New York at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date received by the Exchange Rate Agent from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all holders of Securities scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available, payments will be made in the Specified Currency.

                If the Specified Currency is other than U.S. dollars and the Holder hereof has elected payment in such Specified Currency in accordance with the procedures set forth on the face hereof and the Specified Currency is not available due to the imposition of exchange controls or to other circumstances beyond the Company’s control, the Company will be entitled to satisfy its obligations to the Holder of this Security by making such payment in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of such Specified Currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York (the “Market Exchange Rate”) as computed by the Exchange Rate Agent on the second Business Day prior to the applicable payment date or, if the Market Exchange Rate is then not available, on the basis of the most recently available Market Exchange Rate or as otherwise indicated above. Any payment made under such circumstances in U.S. dollars where the required payment is in a Specified Currency will not constitute a default under the Indenture.

                All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided that any determination is subject to approval by the Company) and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Holder of this Security, and the Exchange Rate Agent shall have no liability therefor.

                All currency exchange costs will be borne by the Company.

                References herein to “U.S. dollars” or “U.S. $” or “$” are to the currency of the United States of America.

                Section 3.  Redemption.  If so specified on the face hereof, the Company may at its option redeem this Security in whole or from time to time in part in increments of $1,000 (provided that any remaining principal amount of this Security shall not be less than the Minimum Denomination specified on the face hereof) at a Redemption Price equal to the greater of (i) 100% of the principal amount hereof and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points, plus, in either case, accrued and unpaid interest thereon to the Redepmtion Date.  The Company may exercise such option by causing the Trustee to mail a notice of such redemption at least 30 but not more than 60 days prior to the Redemption Date.  In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.  If less than all of the Securities with like tenor and terms to this Security are to be redeemed, the Securities to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.  However, if less than all the Securities of the series with differing tenor and terms to this Security are to be redeemed, then the Company in its sole discretion shall select the particular Securities to be redeemed and shall notify the Trustee in writing thereof at least 45 days prior to the relevant Redemption Date.

                For purposes of the foregoing:

                ‘‘Treasury Rate’’ means, with respect to any Redemption Date, (a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release published by the Board of Governors of the Federal Reserve System designated as ‘‘Statistical Release H.15(519)’’ or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption ‘‘Treasury Constant Maturities,’’ for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the maturity date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or (b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third business day preceding the Redemption Date.

                ‘‘Comparable Treasury Issue’’ means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes.

                ‘‘Independent Investment Banker’’ means Wachovia Capital Markets, LLC or Banc of America Securities LLC or either of their respective successors, or if both such firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with us.

                ‘‘Comparable Treasury Price’’ means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

                ‘‘Reference Treasury Dealer’’ means (1) Banc of America Securities LLC or its affiliates which are primary U.S. Government securities dealers in The City of New York (a ‘‘Primary Treasury Dealer’’), and its successors, and (2) three other Primary Treasury Dealers selected by us; provided, however, that if any of the foregoing or their affiliates shall cease to be a Primary Treasury Dealer, we shall substitute therefor another Primary Treasury Dealer.

                ‘‘Reference Treasury Dealer Quotations’’ means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York time, on the third business day preceding such Redemption Date.

                Section 4.  Repayment.  If so specified on the face hereof, this Security shall be repayable prior to the Stated Maturity Date at the option of the Holder on each applicable Optional Repayment Date shown on the face hereof at a repayment price equal to 100% of the principal amount to be repaid, together with accrued interest, if any, to the Repayment Date. In order for this Security to be repaid, the Trustee must receive at least 30 but not more than 45 days prior to an Optional Repayment Date, this Security with the form attached hereto entitled “Option to Elect Repayment” duly completed. Any tender of this Security for repayment shall be irrevocable. The repayment option may be exercised by the Holder of this Security in whole or in part in increments of $1,000 (provided that any remaining principal amount of this Security shall not be less than the Minimum Denomination specified on the face hereof). Upon any partial repayment, this Security shall be canceled and a new Security or Securities for the remaining principal amount hereof shall be issued in the name of the Holder of this Security.

                Section 5.  Change of Control Redemption.  If a Change of Control Triggering Event, as defined below, occurs, each Holder of this Security will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of this Security pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth herein.  In the Change of Control Offer, the Company will be required to offer payment in cash equal to 101% of the aggregate principal amount of this Security repurchased plus accrued and unpaid interest, if any, on the Security repurchased, to the date of purchase (the “Change of Control Payment”).  Within 30 days following any Change of Control Triggering Event, the Company will send notice of such Change of Control Offer (the “Change of Control Offer Notice”) by first-class mail, with a copy to the Trustee, to each Holder of this Security to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of The Depository Trust Company (the “Depositary”) with a copy to the Trustee, with the following information: (a) that the Change of Control Offer is being made pursuant to the provisions of the Indenture and that each Security properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Company; (b) the date of the Change of Control Triggering Event; (c) the date, which will be no earlier than 30 days and no later than 60 days after the date the Change of Control Offer Notice is mailed, by which the Company must purchase the Security (the “Change of Control Payment Date”); (d) the price that the Company must pay for the Security the Company is obligated to purchase; (e) the name and address of the Trustee; (f) that any Security not properly tendered will remain outstanding and continue to accrue interest; (g) that unless the Company defaults in the payment of the Change of Control Payment, each Security accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date; (h) the procedures for surrendering the Security for payment; and (i) the procedures by which a Holder may withdraw such a tender after it is given.

                The Company must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the purchase of this Security as a result of a Change of Control Triggering Event.  To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Security, the Company will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of this Security by virtue of such conflicts.

                On the Change of Control Payment Date, the Company will be required, to the extent lawful, to: (a) accept for payment all or a part of this Security properly tendered pursuant to the Change of Control Offer; (b) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all or the part of this Security properly tendered; and (c) deliver or cause to be delivered to the Trustee each Security properly accepted.

                For purposes of the foregoing:

                “Below Investment Grade Rating Event” means this Security is rated below an Investment Grade Rating by each of the Rating Agencies (as defined below) on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of this Security is under publicly announced consideration for possible downgrade by either of the Rating Agencies).

                “Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole to any person (as such term is used in Section 13(d) of the Exchange Act) other than the Company or one of its subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person (as such term is used in Section 13(d) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s voting stock; or (3) the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors.

                “Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

                “Continuing Directors” means, as of any date of determination, any member of the Company who (1) was a member of such Board of Directors on the date of the issuance of this Security; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who the were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

                “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

                “Moody’s” means Moody’s Investors Service, Inc.

                “Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate this Security or fails to make a rating of this Security publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company (as certified by a resolution of the Company’s Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

                “S&P” means Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

                Section 6.  Discount Securities.  If this Security (such a Security being referred to as a “Discount Security”) (a) has been issued at an Original Issue Price lower, by more than a de minimis amount (as determined under United States federal income tax rules applicable to original issue discount instruments), than the stated redemption price at maturity (as defined below) hereof and (b) would be considered an original issue discount security for United States federal income tax purposes, then the amount payable on this Security in the event of redemption by the Company, repayment at the option of the Holder or acceleration of the maturity hereof, in lieu of the principal amount due at the Stated Maturity Date hereof, shall be the Amortized Face Amount (as defined below) of this Security as of the date of such redemption, repayment or acceleration. The “Amortized Face Amount” of this Security shall be the amount equal to the sum of (a) the Issue Price (as set forth on the face hereof) plus (b) the aggregate of the portions of the original issue discount (the excess of the amounts considered as part of the “stated redemption price at maturity” of this Security within the meaning of Section 1273(a)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), whether denominated as principal or interest, over the Issue Price of this Security) which shall theretofore have accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the date of issue of this Security to the date of determination, minus (c) any amount considered as part of the “stated redemption price at maturity” of this Security which has been paid on this Security from the date of issue to the date of determination.

                Section 7.  Modification and Waivers; Obligation of the Company Absolute.  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series. Such amendment may be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of Outstanding Securities of each series affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities of any series, on behalf of the Holders of all Outstanding Securities of such series, to waive compliance by the Company with certain provisions of the Indenture. Provisions in the Indenture also permit the Holders of not less than a majority in principal amount of all Outstanding Securities of any series to waive on behalf of all of the Holders of Securities of such series certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Security and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                The Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.

                No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Security at the times, place and rate, and in the Specified Currency herein prescribed, except as set forth in Section 2 hereof.

                Section 8.  Defeasance and Covenant Defeasance.  The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security, unless otherwise specified on the face hereof.

                Section 9.  Minimum Denomination; Authorized Denominations.  Unless otherwise provided on the face hereof, this Security is issuable only in registered form without coupons in denominations of $2,000 or any amount in excess thereof which is an integral multiple of $1,000. If this Security is denominated in a Specified Currency other than U.S. dollars or is a Discount Security, this Security shall be issuable in the denominations set forth on the face hereof.

                Section 10.  Registration of Transfer.  As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Security is registrable in the Security Register upon surrender of this Security for registration of transfer at a Place of Payment for the series of Securities of which this Security forms a part, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of like authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                If the registered owner of this Security is the Depository (such a Security being referred to as a “Global Security”), and (i) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days following notice to the Company or (ii) an Event of Default occurs, the Company will issue Securities in certificated form in exchange for this Global Security. In addition, the Company may at any time, and in its sole discretion, determine not to have Securities represented by a Global Security and, in such event, will issue Securities in certificated form in exchange in whole for this Global Security. In any exchange pursuant to this paragraph, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of this series in exchange for this Global Security, will authenticate and deliver individual Securities of this series in certificated form in an aggregate principal amount equal to the principal amount of this Global Security in exchange herefor. Securities issued in exchange for this Global Security pursuant to this paragraph shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in this Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. For purposes of the Indenture, this Global Security constitutes a Security issued in permanent global form. Securities so issued in certificated form will be issued in denominations of $2,000 (or such other denomination as shall be specified on the face hereof) or any amount in excess thereof which is an integral multiple of $1,000 and will be issued in registered form only, without coupons.

                As provided in the Indenture and subject to certain limitations therein and herein set forth, this Security is exchangeable for a like aggregate principal amount of Securities of this series of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same.

                No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                Section 11.  Events of Default.  If an Event of Default with respect to the Securities of the series of which this Security forms a part shall have occurred and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

                Section 12.  Defined Terms.  All terms used in this Security which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                Section 13.  Governing Law.  Unless otherwise specified on the face hereof, this Security shall be governed by and construed in accordance with the law of the State of New York.

* * * * *

ABBREVIATIONS

                The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	—	CUSTODIAN

(Cust.) (Minor) UNDER UNIFORM GIFTS TO MINORS ACT
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned

hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER
IDENTIFYING NUMBER OF ASSIGNEE

Please print or type name and address, including zip code of assignee the within Security of McCORMICK & COMPANY, INCORPORATED and all rights thereunder and does hereby irrevocably constitute and appoint
Attorney to transfer the said Security on the books of the within-named Company, with full power of substitution in the premises.

Dated

SIGNATURE GUARANTEED:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the Security in every particular, without alteration or enlargement or any change whatsoever.